DUANE READE HOLDING CORP.                                         EXHIBIT 11.1
EARNINGS PER SHARE

                                            MONTHS        SHARES       WEIGHTED    WEIGHTED AVERAGE       NET       NET LOSS
                                         OUTSTANDING    OUTSTANDING     SHARES          SHARES           LOSS       PER SHARE
                                         ------------- -------------  ------------ ----------------  ------------- -----------
52 WEEKS ENDED DECEMBER 31, 1994
--------------------------------
Balance at 1/2/94.......................       12        10,154,041   121,848,492     10,154,041
Issuance of Common Stock................        8            10,173        81,384          6,782
1996/1997 Cheap Stock (A)...............       12           472,113     5,665,356        472,113
                                                                                   ---------------
                                                                                      10,632,936      (16,438,000)     (1.55)
                                                                                   ---------------
52 WEEKS ENDED DECEMBER 30, 1995
--------------------------------
Balance at 1/1/95.......................        3        10,164,214    30,492,642      2,541,054
After repurchase of certain shares .....        9        10,143,873    91,294,857      7,607,905
Issuance of Common Stock................      8.5            40,692       345,882         28,824
1996/1997 Cheap Stock(A)................       12           472,113     5,665,356        472,113
                                                                                   ---------------
                                                                                      10,649,895      (18,058,000)     (1.70)
                                                                                   ---------------
52 WEEKS ENDED DECEMBER 28, 1996
--------------------------------
Balance at 12/31/95.....................        3        10,184,565    30,553,695      2,546,141
After repurhcase of certain shares .....        3        10,103,185    30,309,555      2,525,796
After repurchase of certain shares .....        6        10,062,497    60,374,982      5,031,249
1996/1997 Cheap Stock (A)...............       12           472,113     5,665,356        472,113
                                                                                   ---------------
                                                                                      10,575,299      (17,854,000)     (1.69)
                                                                                   ---------------
39 WEEKS ENDED SEPTEMBER 28, 1996
---------------------------------
Balance at 12/31/95.....................        3        10,184,565    30,553,695      3,394,855
After repurchase of certain shares .....        3        10,103,185    30,309,555      3,367,728
After repurchase of certain shares .....        3        10,062,497    30,187,491      3,354,166
1996/1997 Cheap Stock(A)................        9           472,113     4,249,017        472,113
                                                                                   ---------------
                                                                                      10,588,862      (12,485,000)     (1.18)
                                                                                   ---------------
39 WEEKS ENDED SEPTEMBER 27, 1997
---------------------------------
Balance at 12/28/96.....................        9        10,062,497    90,562,473     10,062,497
Issuance of Common Stock................        3           195,335       586,005         65,112
1996/1997 Cheap Stock (A)...............        9           472,113     4,249,017        472,113
                                                                                   ---------------
                                                                                      10,599,722      (14,165,000)     (1.34)
                                                                                   ---------------

(A) COMPUTED USING THE TREASURY STOCK METHOD AND AN ASSUMED OFFERING PRICE OF
                                $15 PER SHARE.